Exhibit 5(B)

                                      C-8

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                             Sub-Advisory Agreement
                                 by and between
                        Montgomery Asset Management, LLC
                                       and
                        Martingale Asset Management, L.P.

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                             SUB-ADVISORY AGREEMENT

         THIS SUB-ADVISORY AGREEMENT made as of the 31st day of August, 1998, by and between MONTGOMERY ASSET MANAGEMENT, LLC, a Delaware limited liability company (hereinafter called the "Manager"), with respect to certain series of The Montgomery Funds II, a Delaware business trust (hereinafter called the "Trust") listed in Appendix A hereto, as may be amended from time to time (hereinafter referred to individually as a "Fund" and collectively as the "Funds"), and MARTINGALE ASSET MANAGEMENT, L.P., a limited partnership organized and existing under the laws of the State of Delaware (hereinafter called the "Sub-Adviser").


                                   WITNESSETH:

         WHEREAS, the Trust is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor; and

         WHEREAS, the Sub-Adviser is also registered as an investment adviser under the Advisers Act and is engaged in the business of supplying investment advice, investment management and administrative services, as an independent contractor; and

         WHEREAS, the Manager and the Trust desire to retain the Sub-Adviser to render advice and services to the Funds pursuant to the terms and provisions of this Agreement, and the Sub-Adviser is interested in furnishing said advice and services;

         NOW, THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

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         1.   Appointment  of   Sub-Adviser.   The  Manger  hereby  employs  the
Sub-Adviser and the Sub-Adviser hereby accepts such employment, to render investment advice and management services with respect to the assets of the Funds for the period and on the terms set forth in this Agreement, subject to the supervision and direction of the Manager.

         2.       Duties of Sub-Adviser.

                  (a) General Duties. The Sub-Adviser shall act as sub-adviser with respect to the portion of assets of the Funds' portfolios assigned to the Sub-Adviser from time to time by the Manager and shall supervise investments of the Funds in accordance with the investment objectives, programs and restrictions of the Funds as provided in the Trust's governing documents, including, without limitation, the Trust's Agreement and Declaration of Trust and By-Laws, or otherwise and such other limitations as the Manager may impose from time to time in writing to the Sub-Adviser. Without limiting the generality of the foregoing, the Sub-Adviser shall: (i) furnish the Funds with advice and recommendations with respect to the investment of each Fund's assets and the purchase and sale of portfolio securities for the Funds, including the taking of such other steps as may be necessary to implement such advice and recommendations; (ii) furnish the Funds with reports, statements and other data on securities, economic conditions and other pertinent subjects which the Manager may reasonably request; (iii) manage the investments of the Funds, subject to each Fund's currently effective registration statement filed with the Securities and Exchange Commission (the "SEC"), as amended, from time to time, including, among other things, investment objectives and policies and investment restrictions, and subject to the ultimate supervision and direction of the Manager; and (iv) render to the Manager and the Trust's Board of Trustees such periodic and special reports with respect to each Fund's investment activities as the Board may reasonably request.

                  (b) Brokerage. The Sub-Adviser shall place orders for the purchase and sale of securities either directly with the issuer or with a broker or dealer selected by the Sub-Adviser. In placing each Fund's securities trades, it is recognized that the Sub-Adviser will give primary consideration to securing the most

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favorable  price and  efficient  execution,  so that each  Fund's  total cost or proceeds in each transaction will be the most favorable under all the circumstances. Within the framework of this policy, the Sub-Adviser may consider the financial responsibility, research and investment information, and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Sub-Adviser may be a party.

         It is also understood that it is desirable for the Funds that the Sub-Adviser have access to investment and market research and securities and economic analyses provided by brokers and others. It is also understood that brokers providing such services may execute brokerage transactions at a higher cost to the Funds than might result from the allocation of brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the purchase and sale of securities for the Funds may be made with brokers who provide such research and analysis, subject to review by the Manager and the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice to determine whether each Fund benefits, directly or indirectly, from such practice. It is understood by both parties that the Sub-Adviser may select broker-dealers for the execution of the Funds' portfolio transactions who provide research and analysis as the Sub-Adviser may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to the Sub-Adviser in connection with its services to other clients.

         On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of one or more of the Funds as well as of other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and the most efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.

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         3.  Best  Efforts  and  Judgment.  The  Sub-Adviser  shall use its best judgment and efforts in rendering the advice and services to the Funds as contemplated by this Agreement.

         4. Independent Contractor. The Sub-Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized to do so, have no authority to act for or represent the Trust or the Funds in any way, or in any way be deemed an agent for the Trust or for the Funds. It is expressly understood and agreed that the services to be rendered by the Sub-Adviser to the Funds under the provisions of this Agreement are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

         5. Sub-Adviser's Personnel. The Sub-Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Sub-Adviser shall be deemed to include persons employed or retained by the Sub-Adviser to furnish statistical information, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Sub-Adviser or the Manager may desire and reasonably request.

         6. Reports by Funds to Sub-Adviser. The Manager will from time to time furnish to the Sub-Adviser, with respect to each Fund, detailed statements of its investments and assets, and information as to its investment objective and needs, and will make available to the Sub-Adviser such financial reports, proxy statements, legal and other information relating to each Fund's investments as may be in its possession or available to it, together with such other information as the Sub-Adviser may reasonably request.

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         7. Expenses During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management activities under this Agreement. The Sub-Adviser shall not be responsible for any expense incurred by the Manager or the Trust, except as provided in Section 11 below.

         8. Investment Advisory and Management Fee. The Manager shall pay to the Sub-Adviser, and the Sub-Adviser agrees to accept, as full compensation for all investment management and advisory services furnished or provided to each Fund pursuant to this Agreement, a management fee as set forth in the Fee Schedule attached hereto as Appendix B.

         9. Fund Share Activities of Sub-Adviser's Partners, Officers and Employees. The Sub-Adviser agrees that neither it nor any of its partners, officers or employees shall take any short position in the shares of the Funds. This prohibition shall not prevent the purchase of such shares by any of the officers and partners or bona fide employees of the Sub-Adviser or any trust, pension, profit-sharing or other benefit plan for such persons or affiliates thereof, at a price not less than the net asset value thereof at the time of purchase, as allowed pursuant to rules promulgated under the 1940 Act.

         10. Conflicts with Trust's Governing Documents and Applicable Laws. Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust's Agreement and Declaration of Trust, By-Laws, or any applicable statute or regulation, or to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust and Funds.

         11.   Sub-Adviser's Liabilities.

                  (a) In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Sub-Adviser, the Sub-Adviser shall not be subject to liability to the Manager, the Trust or the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Funds.

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                  (b) The  Sub-Adviser  shall  indemnify  and hold  harmless the
Funds, their trustees, officers, employees and agents and the Manager, its members, directors, officers and employees of each of them (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Sub-Adviser's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

                  (c) The Manager shall indemnify and hold harmless the Sub-Adviser, its general partner and the shareholders, directors, officers and employees of each of them (any such person, an "Indemnified Party") against any loss, liability, claim, damage or expense (including the reasonable cost of investigating and defending any alleged loss, liability, claim, damage or expenses and reasonable counsel fees incurred in connection therewith) arising out of the Indemnified Party's performance or non-performance of any duties under this Agreement provided, however, that nothing herein shall be deemed to protect any Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement.

                  (d) No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or partner or officer of the Sub-Adviser, from liability in violation of Sections 17(h) and (i) of the 1940 Act.

         12. Non-Exclusivity. The Manager's employment of the Sub-Adviser is not an exclusive arrangement, and the Manager may from time to time employ other individuals or entities to furnish it with the services provided for herein. If this Agreement is terminated with respect to any Fund, this Agreement shall remain in full force and effect with respect to all other Funds listed on Appendix A hereto, as the same may be amended.

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         13. Term. This Agreement shall become effective on the date that is the latest of (1) the execution of this Agreement, (2) the approval of this Agreement by the Board of Trustees of the Trust and (3) any requisite approval of this Agreement by the shareholders of each Fund. This Agreement shall remain in effect for a period of two (2) years, unless sooner terminated as hereinafter provided. This Agreement shall continue in effect thereafter for additional periods not exceeding one (l) year so long as such continuation is approved for each Fund at least annually by (i) the Manager, (ii) the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of each Fund; and (iii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.

         14. Termination. This Agreement may be terminated by the Manager, the Trust on behalf of any one or more of the Funds at any time without payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of a Fund, upon sixty (60) days' written notice to the Sub-Adviser, and by the Sub-Adviser upon sixty (60) days' written notice to a Fund.

         15.   Termination  by  Assignment.   This  Agreement   shall  terminate
automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act.

         16. Transfer, Assignment. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the outstanding voting securities of each Fund.

         17. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

         18.  Definitions.   The  terms  "majority  of  the  outstanding  voting
securities" and "interested persons" shall have the meanings as set forth in the 1940 Act.

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         19. Notice of Declaration  of Trust.  The  Sub-Adviser  agrees that any obligation of the Trust under this Agreement shall be limited to the Funds and to their assets, and that the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders of the Funds nor from any trustee, officer, employee or agent of the Trust or the Funds.

         20.  Captions.   The  captions  in  this  Agreement  are  included  for
convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         21. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.



MONTGOMERY ASSET MANAGEMENT, LLC              MARTINGALE ASSET MANAGEMENT, L.P.



By:  ________________________________         By:  _____________________________

Title: _______________________________        Title: ___________________________

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                                   Appendix A

                                  Fund Schedule

Fund                                                          Effective Date

o    Montgomery SmallCap Systematic Value Fund                August 31, 1998
o    Montgomery MacroCap Systematic Value Fund                August 31, 1998
o    Montgomery U.S. Long-Short Fund                          September 30, 1998
o    Montgomery U.S. Market Neutral Fund                      September 30, 1998




MONTGOMERY ASSET MANAGEMENT, LLC              MARTINGALE ASSET MANAGEMENT, L.P.



By:  ________________________________         By:  _____________________________

Title: _______________________________        Title: ___________________________

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                                   Appendix B

                                  Fee Schedule

The Manager shall pay the Sub-Adviser forty-five percent (45%) of all investment advisory fees received by the Manager from each Fund, net of fees or commissions charged by finders, broker-dealers and other intermediaries with respect to the Funds, which are paid by the Manager out of its own resources or investment advisory fee (and not separately paid through fees or commissions specified in the prospectus for the Funds) (the "Sub-Advisory Fee"). The Manager shall pay the Sub-Advisory Fee from each calendar month within 30 days after the end of that calendar month.

The Manager agrees to furnish the Sub-Adviser upon request all reasonable documentation to support the calculation of the Sub-Advisory Fee, including the fees and commissions that were applied to determine net amounts.




MONTGOMERY ASSET MANAGEMENT, LLC              MARTINGALE ASSET MANAGEMENT, L.P.



By:  ________________________________         By:  _____________________________

Title: _______________________________        Title: ___________________________

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